CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the reference to our report dated March 11, 2013 on the separate financial statements of CMG Mortgage Insurance Company and CMG Mortgage Assurance Company for the year ended December 31, 2012 in the Registration Statement (Form N-6) and related Prospectus of CMFG Variable Life Insurance Account of CMFG Life Insurance Company.

/s/ Ernst & Young LLP

Los Angeles, California April 23, 2015